EXHIBIT 23.1




                  Consent of Independent Auditors





The Board of Directors
USAir Group, Inc.


We consent to the incorporation by reference in the registration statements nos. 2-98828, 33-26762, 33-39896, 33-
44835, 33-60618 and 33-60620 on Form S-8 and the registration statements nos. 33-41821 and 33-50231 on Form S-3 of USAir Group, Inc., of our report dated February 28, 1996 relating to the consolidated balance sheets of USAir Group, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994 and the related consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1995 which appear in the December 31, 1995 annual report on Form 10-K of the Company and USAir, Inc.

Our report also refers to a change in the Company's method of accounting for postemployment benefits effective January 1, 1993.



                                          KPMG Peat Marwick LLP



Washington, DC
March 28, 1996